UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 6, 2007, the Board of Directors (the “Board”) of Jazz Technologies, Inc. (the “Company”) adopted, as recommended by the Compensation Committee, a new policy for the compensation of non-employee directors effective February 19, 2007. Non-employee directors of the Company will receive, until changed by the Board, fees for service on the Board and its committees as listed in the table below:

Annual retainer for non-employee directors	$25,000
Fee to non-employee directors for attending a Board meeting (up to 4 meetings per year)	$2,500
Annual retainer for Chairman of the Audit Committee	$10,000
Annual retainer for Chairman of the Compensation Committee	$5,000
Annual retainer for Chairman of the Nominating and Corporate Governance Committee	$5,000

In addition, Board members will continue to be entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending Board meetings.

Also, on March 6, 2007, the Board, as recommended by the Compensation Committee, approved annual base salaries for the fiscal year 2007 for the Company’s executive officers, effective as of February 19, 2007, in the following amounts:

Officer Name	Annual Base Salary
Gilbert F. Amelio, Ph.D Chairman and Chief Executive Officer	$600,000
Paul A. Pittman Executive Vice President and Chief Financial and Administrative Officer	$450,000
Ellen M. Hancock President	$250,000
Allen Grogan Senior Vice President, Chief Legal Officer and Secretary	$300,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Technologies, Inc.

Dated: March 12, 2007	By:	/s/ Allen R. Grogan
Allen R. Grogan
Chief Legal Officer and Secretary